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                                MUTUAL FUND GROUP



                     AMENDMENT NO. 3 TO DECLARATION OF TRUST
                                  Amendment and
                  First Amended and Restated Establishment and
                       Designation of Series of Shares of
                Beneficial Interest (par value $0.001 per share)
                             DATED DECEMBER 6, 2001





     Pursuant to Section 6.9 of the Declaration of Trust, dated May 11, 1987 as amended and restated (the "Declaration of Trust"), of the Mutual Fund Group (the "Trust"), the Trustees of the Trust hereby amend and restate the Establishment and Designation of Series of Shares appended to the Declaration of Trust to abolish the establishment of the series of shares (as defined in the Declaration of Trust) of the following:


          Vista American Value Fund
          Vista Balanced Fund
          Vista Bond Fund
          Vista Emerging Growth Equity Fund
          Vista Equity Income Fund
          Vista Global Fixed Income Fund
          Vista International Equity Fund
          Vista Large Cap Equity Fund
          Vista Southeast Asian Fund
          Vista U.S. Government Securities Fund

     1.   To change the name of the following funds:


Vista Capital Growth Fund            to     JPMorgan Capital Growth Fund
Vista European Fund                  to     JPMorgan Fleming European Fund
Vista Japan Fund                     to     JPMorgan Fleming Japan Fund
Vista U.S. Treasury Income Fund      to     JPMorgan U.S. Treasury Income Fund
Vista Small Cap Equity Fund          to     JPMorgan Small Cap Equity Fund
Vista Short-Term Bond Fund           to     JPMorgan Short Term Bond Fund II
Vista Growth and Income Fund         to     JPMorgan Growth and Income Fund




          2. The Designation of Series is being amended and restated in its entirety0 as follows:

          JPMorgan Capital Growth Fund                    JPMorgan Small Cap Equity Fund
          JPMorgan Fleming European Fund                  JPMorgan H&Q Technology  Fund
          JPMorgan Focus Fund                             JPMorgan Fleming Tax Aware International
                                                              Opportunities Fund
          JPMorgan Growth and Income Fund                 JPMorgan Fleming Pacific Region Fund
          JPMorgan Fleming International Growth Fund      JPMorgan Select Growth & Income Fund
          JPMorgan Fleming Japan Fund                     JPMorgan U.S. Treasury Income Fund
          JPMorgan Short Term Bond Fund II                JPMorgan Strategic Income Fund
          JPMorgan Dynamic Small Cap Equity Fund

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     3. Each series shall be authorized to invest in cash, securities, instruments, and other property as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of such series. Each share of each of each series shall be redeemable, shall be entitled to one vote or fraction thereof in respect of a fractional share on matters on which shares of that series shall be entitled to vote, shall represent a PRO RATA beneficial interest in the assets allocated or belonging to such series, and shall be entitled to receive its PRO RATA share of the net assets of such series upon liquidation of the series, all as provided in Section 6.9 of the Declaration of Trust.



     4. Shareholders of each series shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to such series as provided in, Rule 18f-3, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration of Trust.



     5. The assets and liabilities of the Trust shall be allocated among these series as set forth in Section 6.9 of the Declaration of Trust.



     6. Subject to the provisions of Section 6.9 and Article IX of the Declaration of Trust, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any series now or hereafter created, or to otherwise change the special and relative rights of any such series.


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     IN WITNESS WHEREOF, the undersigned have executed this instrument as of the date first written above. This instrument may be executed by the Trustees on separate counterparts but shall be effective only when signed by a majority of the Trustees.



-------------------------------
William J. Armstrong




-------------------------------
Roland R. Eppley, Jr.




-------------------------------
Ann Maynard Gray




-------------------------------
Matthew Healy




-------------------------------
Fergus Reid, III




-------------------------------
James J. Schonbachler




-------------------------------
Leonard M. Spalding




-------------------------------
H. Richard Vartabedian